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                                                                   EXHIBIT 10.48

                              SEPARATION AGREEMENT


This Separation Agreement ("Agreement") is made and entered into by and between MERRITT FARREN ("Farren") and LIGHTSPAN, INC. (the "Company"), as of the eighth day after this Agreement is signed by Farren (the "Effective Date"). In order to amicably resolve any disputes surrounding Farren's termination of employment from the Company and to facilitate Farren's transition, Farren and the Company hereby agree as follows:

1. SEPARATION DATE. Farren's last day of employment with the Company will be February 9, 2001 (the "Separation Date").

2. ACCRUED SALARY AND VACATION. The Company agrees that it will pay Farren all accrued salary, and all accrued and unused personal time off benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations. Farren is entitled to this payment regardless of whether or not Farren signs this Agreement and whether or not this Agreement becomes effective.

3. EXPENSE REIMBURSEMENT. Within thirty (30) business days of Farren's execution of this Agreement, Farren agrees that Farren will submit Farren's final documented expense reimbursement statement reflecting all business expenses Farren incurred prior to and including the Separation Date, if any, for which Farren seeks reimbursement. The Company shall reimburse Farren's expenses pursuant to Company policy and regular business practice.

4. SEVERANCE. Although the Company has no policy or procedure for providing severance benefits, in exchange for the promises and covenants set forth herein, and in consideration thereof, the Company agrees to make severance payments to Farren, subject to Section 9 herein, in the form of continuation of Farren's base salary in effect on the Separation Date, plus one-half of eligible bonus, for 8.8 months from the Separation Date ("Severance Period"), pursuant to the schedule attached hereto as Exhibit A. These payments will begin on the first payroll date following the Effective Date of this Agreement and will be made on the Company's ordinary payroll dates thereafter. The severance payments will be subject to standard payroll deductions and withholdings.

5. INSURANCE BENEFITS. Should Farren elect COBRA coverage, the Company will pay the monthly premiums under COBRA to maintain Farren's group health insurance (including medical and dental insurance) coverage at the same level as during his employment until the earlier of: 1) the last day of the Severance Period; or
2) Farren begins full-time employment with another Company or entity. Farren's contributions for medical, dental, and/or flexible spending accounts will continue to be deducted from severance payments at the same level as during his employment. After the Severance Period and to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, Farren will be eligible to continue Farren's health insurance benefits under COBRA at his own expense. Farren will be provided with a separate notice of Farren's COBRA rights.

6. STOCK OPTIONS. Farren's stock options will terminate ninety (90) days after the Separation Date if not exercised. Therefore, if Farren chooses to exercise any of his vested stock options, he must do so within ninety (90) days of the Separation Date.


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7. OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, Farren acknowledges and agrees that Farren is not entitled to and will not receive any additional compensation, severance, stock options, stock or benefits from the Company. Farren agrees and understands that all vesting under any stock compensation award (e.g., incentive stock option, nonqualified stock option, stock purchase agreement, or restricted stock bonus agreement) from the Company shall cease upon the Separation Date. Any and all rights that Farren may have in any Employee Stock Purchase Plan, Stock Option Plan or 401(k) Plan are determined in accordance with the provisions of the applicable plan and any agreements signed by Farren.

8. NON-SOLICITATION.

Farren agrees that during the Severance Period he will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or his relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

9. TERMINATION OF COMPANY'S OBLIGATIONS. Notwithstanding any provisions in this Agreement to the contrary, the Company's obligations, and Farren's rights pursuant to Section 4 herein, regarding the payment of severance, shall cease and be rendered a nullity immediately should Farren fail to comply with any of the provisions of Sections 8 and 12 herein.

10. NO FURTHER EMPLOYMENT WITH THE COMPANY. Farren understands and agrees that, as a condition of this Agreement, Farren shall not be entitled to any employment with the Company, its parents or subsidiaries, and Farren hereby waives any right, or alleged right, of employment or re-employment with the Company and any of its parents or subsidiaries. Farren further agrees that Farren will only be eligible to apply for employment with the Company, its parents or subsidiaries, if Farren obtains prior written consent from the Company, which consent may be withheld for any reason or no reason.

11. COMPANY PROPERTY. Upon the Separation Date, Farren agrees to return to the Company all Company documents (and all copies thereof) and other Company property in Farren possession or Farren's control, including, but not limited to, Company files, business plans, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, cellular phones, computers, credit cards, entry cards, keys and any other materials of any nature pertaining to Farren's work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company.

12. PROPRIETARY INFORMATION OBLIGATIONS. Farren hereby acknowledges that Farren has had access to confidential and proprietary information and trade secrets of the Company in connection with Farren's relationship therewith. Farren hereby acknowledges that such information includes, but is not limited to: (a) inventions, developments, designs, applications, improvements, trade secrets, formulae, know-how, methods or processes, discoveries, techniques, plans, strategies and data (hereinafter "Inventions"); and (b) plans for research, development, new products, marketing and selling, information regarding business plans, budgets and unpublished financial statements, licenses, prices and costs, information concerning


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potential and existing suppliers and customers and information regarding the skills and compensation of employees of the Company (collectively, with Inventions, hereinafter referred to as "Proprietary Information"). In view of the foregoing, Farren hereby agrees, warrants and acknowledges that:

       (a) Upon the Separation Date, Farren will surrender and deliver to the Company all documents, notes, laboratory notebooks, drawings, specifications, calculations, sequences, data and other materials of any nature pertaining to Farren's work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any of the foregoing Proprietary Information.

       (b) Farren has held and will continue to hold in confidence and trust all Proprietary Information and shall not use or disclose any Proprietary Information or anything related to such information without the prior written consent of the Company.

       (c) Farren has assigned to the Company Farren's entire right, title and interest in and to any and all Inventions (and all proprietary rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made, conceived of, reduced to practice, or learned, by him, either alone or jointly with others, during the course of Farren's relationship with the Company.

       (d) Farren's breach of the foregoing agreements and acknowledgments will result in unique and special harm to the Company and therefore the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

13. NON-DISPARAGEMENT. Farren and the Company agree that neither party will at any time disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

14. CONFIDENTIALITY AND PUBLICITY. The provisions of this Agreement shall be held in strictest confidence by Farren and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Farren may disclose this Agreement, in confidence, to Farren's immediate family;
(b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

15. MUTUAL RELEASE OF CLAIMS. In exchange for the promises and covenants set forth herein, Farren and the Company (including the Company's parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients) hereby release, acquit, and forever discharge one


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another of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Farren, the termination of that employment, and the Company's performance of its obligations as Farren's former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

16. ADEA WAIVER. Farren further acknowledges that Farren is knowingly and voluntarily waiving and releasing any rights Farren may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). Farren also acknowledges that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which Farren was already entitled. If Farren is forty (40) years of age or older when this release is signed, Farren hereby provides the further acknowledgment that Farren is advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) Farren's waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) Farren has the right to consult with an attorney prior to executing this Agreement (although Farren may voluntarily choose not to do so); (c) Farren may have at least forty-five (45) days to consider this Agreement (although Farren may by Farren's own choice execute this Agreement earlier); (d) Farren may have seven (7) days following the execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this Agreement is signed by Farren (the "Effective Date").

17. SECTION 1542 WAIVER. In giving this release, which includes claims which may be unknown to Farren or to the Company at present, Farren and the Company hereby acknowledge that they have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

       A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Farren and the Company hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

18. NO ADMISSIONS. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement


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shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

19. ENTIRE AGREEMENT. This Agreement constitutes the complete, final and exclusive embodiment of the entire Agreement between Farren and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in writing signed by Farren and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

20. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

21. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

22. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Farren and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") under the then-existing AAA employment-related arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible. The prevailing party in such arbitration proceeding shall be entitled to recover from the other party reasonable attorneys' fees, arbitration expenses and other recoverable costs incurred in connection with such arbitration proceeding.

23. INJUNCTIVE RELIEF. Farren is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value, so that the loss of such service or violation by Farren of this Agreement, including, but not limited to Section 12 herein, could not reasonably or adequately be compensated in damages in an action at law. Therefore, notwithstanding Section 22 herein, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company and successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right to compel specific performance hereof by Farren or to obtain temporary and permanent injunctive relief against violations hereof by Farren, including, but not limited to violations of Sections 8 and 12 herein


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and, in furtherance thereof, to apply to any court with jurisdiction over the parties to enforce the provisions hereof.

24. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

25. INDEMNIFICATION. Each party will indemnify and save harmless each other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made herein.

26. AUTHORIZATION. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and, further, that the parties are fully entitled and duly authorized to give Farren complete and final general release and discharge.

27. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

28. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

MERRITT FARREN,
an individual.


/s/ Merritt D. Farren
------------------------------------------
Merritt Farren

Dated:   1/31/01
      ------------------------------------

LIGHTSPAN, INC.

/s/ John T. Kernan
------------------------------------------
John Kernan
CEO

Dated:   1/31/01
      ------------------------------------


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